UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2024 (April 15, 2023)

SYNTEC OPTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41034	04-3447217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Lee Rd.

Rochester, NY 14606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(585) 768-2513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	OPTX	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	OPTXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On APRIL 15, 2024, Syntec Optics Holdings, Inc., a Delaware corporation (the “Company”) announced the change in executive level appointment to support growth plan.

These changes will support its manufacturing excellence for organic growth and build upon its strategic initiatives for future inorganic growth. These executives will provide leadership across all key functions for continuing growth and development. There is no change to any of the compensations.

Mr. Al Kapoor has been appointed Chairman and CEO, responsible for the company’s strategy and potential bolt-on acquisitions. The strategy expands in scope to include potential inorganic growth. He will lead the working process with various service providers, including those engaging in potential future bolt-on acquisitions. Mr. Kapoor was the Chairman and is expanding his role. His prior experience includes completing three acquisitions over twenty years ago and then integrating them into what eventually became Syntec Optics. His future vision of optics and photonics everywhere comes from his 30 years of experience. He holds an MBA from Harvard Business School and a MS in engineering from Iowa State University. He attended the graduate programs at Indiana University for finance and the University of Cincinnati for computer-integrated manufacturing and robotics. Mr.Kapoor had no current compensation and has no change to it.

Mr. Joe Mohr has been appointed Chief Manufacturing Officer, responsible for Syntec Optics sales, business development and revenue growth, and customer manufacturing excellence. Mr. Mohr’s experience includes leading engineering and building optics products. He has served in many roles, most recently as CEO. Mr. Mohr’s role change brings his full focus on the launch of new products and deliverables to the customer while concurrently expanding sales. Several customers face higher demand and are increasingly focused on mission-critical product supply. Mr. Mohr has been with Syntec Optics for 29 years. There is no change to compensation.

The modified organizational structure allows Syntec to support new product launches and sales growth better. Mr. Mohr and Mr. Kapoor have worked together for over twenty years in various capacities to execute growth plans. The executive change allows Mr. Mohr to focus on manufacturing excellence and customer support, while Mr. Kapoor will focus on other strategic initiatives.

Item 7.01. Regulation FD Disclosure.

On April 15, 2024, the Company issued a press release announcing the appointment of Mr. Kapoor as its Chairman and CEO and Mr. Mohr as its Chief Manufacturing Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release of the Company dated April 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTEC OPTICS HOLDINGS, INC.

	By:	/s/ Al Kapoor
Date: April 15, 2024	Name:	Al Kapoor
	Title:	Chief Executive Officer